Exhibit 10.o

FIRST BANCORP
LONG TERM CARE INSURANCE PLAN

          This First Bancorp Long Term Care Insurance Plan is intended to provide for the payment of insurance premiums for a long term care insurance policy and the delivery of long term care benefits under the terms of such policy for a select group of management or highly compensated employees.

                    WHEREAS, First Bancorp (the “Company”) wishes to provide an insured long term care benefit for certain management and highly compensated employees;

                    NOW, THEREFORE, the Company has agreed to establish this First Bancorp Long Term Care Insurance Plan (the “Plan”), effective July 1, 2004, covering solely those management or highly compensated employees designated under the authority of the Board of Directors, as follows:

                    1. Eligibility

                    Eligibility to participate in the Plan is conditioned upon designation by the Board of Directors by resolution.  The Board of Directors shall limit eligibility to a select group of management or highly compensated employees of the Company.  The Plan shall be available only to such employee or employees as are expressly named by resolution adopted by the Board of Directors as eligible to participate in the Plan.  Any employee so designated by the Board is hereinafter referred to as a “Participant.”  The Board will promptly notify employees who have been named as eligible to participate in the Plan.  Schedule A contains a list of those employees who have been designated as eligible to participate in the Plan.  Notwithstanding any other Plan provision, an individual shall no longer be considered a Participant in the Plan if an insurance company has made an irrevocable commitment to pay all the benefits to which such individual is entitled under the Plan.

                    2. Insured Plan Benefit

                    All long term care benefits under the Plan are provided under the terms of (and subject to the conditions of) an insurance policy (“Policy”).  Each applicable Policy is referenced in Schedule A.  The terms of each Policy, as applicable with respect to an individual Participant, are hereby incorporated by reference.

                    3. Company Contributions

The Company shall pay the premiums required under the terms of the Policy, subject to the provisions of this Plan.  In the event that the Policy is a joint spousal policy, the Company shall only pay the portion of the premium that would be due if the Policy were only for the Employee.

The Company shall have only a contractual obligation to make payments under this Plan; any Participant covered hereunder shall have no right, title, or interest in his/her benefits hereunder other than as a general creditor of the Company.

                    4. Participant Contributions

                    No Participant contributions are required or permitted under the Plan.  However, subject to the terms of the Policy, the Employee may pay the Policy premiums in the event that the Company fails or ceases to make such premium payments.  The Employee may also pay that portion of the premium that may be applicable to his/her spouse by either paying the insurance company directly or reimbursing the

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Company for such amount on a date no later than the date that the Company makes the insurance premium payment to the applicable insurance company.

                    5. Vesting

(a) A Participant’s right to receive benefits under the Plan shall not be vested unless otherwise provided in Schedule A.

(b)	Definitions. Terms used in this Plan, including Schedule A, shall have the following meanings:

(i)

“Year of Service” means one year of employment by the Company.  A Participant’s first Year of Service begins on the later of (a) the effective date of this Plan, (b) the effective date of a resolution of the Company’s Board of Directors that designates the individual as a Participant, and (c) the effective date of the Policy pursuant to which the Participant shall receive benefits under the Plan.

	(ii)	“Disability” means that the Participant has become disabled as determined under the Company’s long-term disability plan or policy then in effect and is terminated from active employment.

(iii)

“Termination For Cause” means that the Company terminates the Participant’s employment upon finding that the Participant has (a) demonstrated gross negligence or willful misconduct in the execution of the Participant’s duties, (b) committed an act of dishonesty or moral turpitude, or (c) been convicted of a felony or other serious crime.

                    6. Change in Control

                    (a) If a “Change in Control” occurs while Participant is employed by the Company, and Participant’s employment is terminated by the Company or Participant, for any reason or no reason, other than a Termination For Cause as defined in Section 5(b)(iii) by the Company, within twelve months after the Change in Control, the Company shall cause one hundred percent (100%) of the Policy premiums to be paid (regardless of whether those premiums are due as of such date or as of a future date).  Notwithstanding the foregoing, Participant’s termination of employment shall not be deemed due to a Change in Control if such termination is due to Participant’s death, Participant’s Disability as defined in Section 5(b)(ii), or Participant’s voluntary retirement.

                              In the event of successive Changes in Control, the provisions of this Section 6 shall apply with respect to each Change in Control.

                    (b) “Control” means the power, directly or indirectly, to direct the management or policies of the Company or to vote forty percent (40%) or more of any class of voting securities of the Company.  “Change in Control” shall mean a change in Control of the Company, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote (“Voting Stock”) in the election of directors of the Company prior to said combination own sixty-one percent (61%) or more of the resulting entity’s Voting Stock shall not be considered a change in control for the purpose of this Agreement; provided, that, without limitation, a Change in Control shall be deemed to have occurred if (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, of thirty-three percent (33%) or more of the Voting Stock of the Company or its successors; (ii) during any period of two consecutive years, individuals who at the

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beginning of such period constituted the Board of Directors of the Company or its successors (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, that any person who becomes a director of the Company after the beginning of such period whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board; or (iii) there occurs the sale of all or substantially all of the assets of the Company.  Notwithstanding the foregoing, no Change in Control shall be deemed to occur by virtue of any transaction which results in Participant, or a group of persons including Participant, acquiring, directly or indirectly, thirty-three percent (33%) or more of the combined voting power of the Company’s outstanding securities.  For purposes of this subparagraph (b), references to the “Company” shall be deemed to refer to First Bancorp only, and not to its subsidiaries.

                    7. Right to Benefits

                    Any Participant covered hereunder shall have no power to transfer, assign, anticipate, mortgage or otherwise encumber, in advance, any of the payments provided herein, nor shall any of it be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

                    No provision of this Plan shall be construed as placing any obstruction in the way of free exercise by the Board of Directors of the Company of the duty or discretion provided by law, charter, by-law, regulation or contract as to employment or termination of employment of any Participant covered hereunder.

                    8. Unfunded Status of Plan

                   It is the intention of the Company that the arrangements herein described be unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974.  Plan Participants have the status of general unsecured creditors of the Company.  The Plan constitutes a mere promise by the Company to make payments in the future.

                    Any and all payments made by the Company pursuant to the Plan shall be made only from the general assets of the Company.

                    9. Notices

                    Notices and elections under this Plan must be in writing.  A notice to a Participant is deemed delivered if it is delivered personally or mailed by registered or certified mail to a Participant at his or her last known business or home address.

                    10. Amendment and Termination

                    This Plan may be amended or terminated at the sole discretion of the Board of Directors of the Company by a resolution adopted by the Board of Directors.  However, the rights of an individual Participant under Section 3, Section 5 and Section 6 may not be modified without the written consent of such Participant.

                    11. General Provisions

                    (a) Controlling Law.  Except to the extent superseded by federal law, the laws of the State of North Carolina shall be controlling in all matters relating to the Plan, including construction and performance thereof.

                    (b) Captions.  The captions of Section and paragraphs of this Plan are for the convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

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                    (c) Withholding of Payroll Taxes.  To the extent required by the laws in effect at the time Policy premiums are paid, the Company shall withhold from a Participant’s compensation any taxes required to be withheld for federal, state or local government purposes.

                    (d) Administrative Expenses.  All expenses of administering the Plan shall be borne by the Company.  No part thereof shall be charged to any Participant nor reduce any Policy premiums due to be paid hereunder by the Company.

                    (e) Severability.  Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

                    (f) Limitation of Liability.  Except as otherwise expressly provided herein, no member of the Board of Directors of the Company and no officer, employee, or agent of the Company, shall have any liability to any person, firm, or corporation based on or arising out of the Plan, except in the case of gross negligence or fraud.

                    (g) Administration; Claims.  The Company shall be the administrator of the Plan.  Any disputed claims under the Plan shall be resolved under the claims procedure attached hereto as Schedule B.

                    IN WITNESS WHEREOF, the Plan has been executed on behalf of the Company as authorized by the Board of Directors of the Company this 24th day of August, 2004.

FIRST BANCORP

[CORPORATE SEAL]	By:	/s/ James H. Garner

Title: President and CEO
Attest: Anna G. Hollers
Secretary

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Schedule A

FIRST BANCORP
LONG TERM CARE INSURANCE PLAN

Employees Designated as Eligible to Participate and Other Terms

1) James H. Garner
Policy with General Electric Capital Assurance Company

James H. Garner’s right to have Policy premiums paid by the Company shall vest as follows:  Upon the completion of one (1) Year of Service, the Company shall become obligated to pay one-third (1/3) of the aggregate Policy premiums; upon the completion of two (2) Years of Service, the Company shall become obligated to pay two-thirds (2/3) of the aggregate Policy premiums; upon the completion of three (3) Years of Service, the Company shall become obligated to pay one hundred percent (100%) of the aggregate Policy premiums.  However, upon the occurrence of Disability of the Participant (which is defined in Section 5 of the Plan), Mr. Garner’s right to have one hundred percent (100%) of the aggregate Policy premiums paid by the Company shall become fully vested.

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Schedule B

FIRST BANCORP
LONG TERM CARE INSURANCE PLAN

Claims and Appeals Procedure

(a) Applicability and Scope

          (i) Applicability.  A Plan Participant (“claimant”) shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits under this claims procedure.

          (ii) Scope.  This claims procedure applies to all claims regarding payment by the Company of Policy premiums, and any other claim for benefits under the plan except claims for delivery of benefits provided under the Policy.  Claims for benefits under the Policy must be made under the procedure described in the Policy, the provisions of which are incorporated by reference.

          (iii) Defined Terms.  For the purposes of this claims procedure, certain terms have the meaning ascribed to such terms in paragraph (k).  Such terms are capitalized when used herein.

(b) General Rules

          (i) Claimant’s Authorized Representative.  An authorized representative of the claimant may act on behalf of the claimant in pursuing a benefit claim or appeal of an Adverse Benefit Determination.  The person or persons responsible for deciding the benefit claim or appeal, as applicable, may require the representative to provide reasonable written proof that the representative has in fact been authorized to act on behalf of the claimant.

          (ii) Reserved.

          (iii) Manner of Submitting Claim.  A claim for benefits will be considered as having been made when submitted in writing (or electronically, if permitted or required) by the claimant to the Administrator.  The Administrator may require that the claimant complete and submit reasonable administrative forms and documentation supporting the claim.  A claim or appeal must be delivered personally during normal business hours or mailed to the Administrator.  The claim or appeal may or must be delivered electronically to the Administrator if authorized or required by the Administrator.  All claims should be filed as soon as practicable.

          (iv) Exhaustion of Remedies Required.  A claimant must exhaust his rights to file a claim and to appeal an Adverse Benefit Determination before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

          (v) Fiduciary Responsibility and Discretion.  The Administrator and any of its agents shall exercise their responsibilities and authority in carrying out their duties under this claims procedure as fiduciaries of the Plan and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of employees to participate in the Plan, and the rights of claimants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing.  Any such person may, in its discretion, determine to hold a hearing or hearings in carrying out its responsibilities and authority under this claims procedure.

          (vi) Fair Administration.  This claims procedure shall not be administered in any way that unduly inhibits or hampers the initiation or processing of claims for benefits.  The Plan requires no fee or other cost for the making of a claim or appealing an Adverse Benefit Determination.

(vii) Administrative Safeguards.

          (A) Every person responsible for deciding claims and appeals, including the Administrator and its agents, shall establish appropriate administrative processes and safeguards designed to ensure and to verify that benefit claim determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

          (B) Benefit claim determinations and decisions on appeals shall be made in accordance with governing Plan documents.  The Plan’s provisions shall be applied consistently with respect to similarly situated claimants.  Consistency shall be ensured by such means as may be appropriate, such as applying appropriate protocols, guidelines, criteria, rate tables and/or fee schedules, for example.  Consistent decision making shall be ensured and verified by such periodic examinations, reviews, or audits of benefit claims as may be appropriate, to determine whether the appropriate protocols, guidelines, criteria, rate tables, fee schedules, and the like, were applied in the claims determination process.  Every such person responsible for deciding claims and appeals shall maintain complete records of its proceedings in deciding claims and appeals.  The records shall be maintained in a manner that permits such persons to refer, and they shall so refer, to prior decisions to ensure that the Plan’s provisions are applied consistently with respect to similarly situated claimants.  The Administrator and its agents shall fully cooperate with each other and with their successors to ensure and to verify that benefit claim determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(c) Reserved.

(d) Reserved.

(e) Claims for Benefits

          A claim for benefits is a request for Plan benefits made by a claimant in accordance with the Plan’s procedures for filing benefit claims.  (However, this claims procedure does not govern casual inquiries about benefits or the circumstances under which benefits might be paid under the terms of the Plan.)

(f) Timing of Notification of Benefit Determination

          (i) General.  The Administrator shall notify the claimant, in accordance with paragraph (g), of the Plan’s benefit determination as provided in this paragraph (f).

          (ii) Reserved.

          (iii) Reserved.

          (iv) Reserved.

          (v) General Claims.  In the case of claims other than those subject to paragraph (f)(vi), the Administrator shall notify the claimant, in accordance with paragraph (g), of the Plan’s Adverse Benefit Determination within a reasonable period of time, but not later than 30 days after receipt of the claim.  This period may be extended one time by the Plan for up to 15 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 30-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If such an extension is necessary due to a failure of the claimant to submit the information necessary to decide the claim, the Notice of extension shall specifically describe the required information, and the claimant shall be afforded 45 days from receipt of the Notice within which to provide the specified information.

          (vi) Disability claims.  In the case of a claim for Disability Benefits, the Administrator shall notify the claimant, in accordance with paragraph (g), of the Plan’s Adverse Benefit Determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan.  This period may be extended by the plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the plan and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.  If, prior to the end of the first 30-day extension period, the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the plan expects to render a decision.  In the case of any extension under this paragraph (f)(vi), the Notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

          (vii) Calculating Time Periods.  For purposes of this paragraph (f), the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the Plan’s procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.  In the event that a period of time is extended as permitted pursuant to paragraph (f)(iv), (f)(v) or (f)(vi) due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the Notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(g) Manner and Content of Notification of Benefit Determination

           The Administrator shall provide a claimant with written or electronic Notification of any Adverse Benefit Determination.  Any electronic Notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii), and (iv).  The Notification shall set forth, in a manner calculated to be understood by the claimant –

          (i) The specific reason or reasons for the Adverse Determination;

          (ii) Reference to the specific Plan provisions on which the determination is based;

          (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

          (iv) A description of the Plan’s appeal (review) procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA § 502(a) following an Adverse Benefit Determination on final review.

(h) Appeal of Adverse Benefit Determinations

          (i) Right to Appeal.  Every claimant shall have a reasonable opportunity to appeal an Adverse Benefit Determination.  Following an Adverse Benefit Determination, any appeal shall be made to the Administrator (the named fiduciary for such purpose).  The Administrator shall provide a full and fair review of the claim and the Adverse Benefit Determination.  No individual appointed by the Administrator to evaluate the claims on appeal shall have made the Adverse Benefit Determination that is the subject of the appeal, nor be the subordinate of any person that made such determination.

          (ii) Full and Fair Review.  In the appeals process, the Administrator shall:

(A) Provide claimants 180 days following receipt of a Notification of an Adverse Benefit Determination within which to appeal the determination;

(B) Provide claimants the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

(C) Upon request and free of charge, provide the claimant reasonable access to, and copies of, all documents, records, and other information Relevant to the claimant’s claim for benefits; and

          (D) Upon request and free of charge, provide a claimant with the identification of medical or vocational experts whose advice was obtained on behalf of the plan in connection with a claimant’s Adverse Benefit Determination, without regard to whether the advice was relied upon in making the benefit determination.

(iii) Deciding the Appeal. In deciding the appeal of an Adverse Benefit Determination, the Administrator shall:

          (A) Take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(B) Not afford deference to the initial Adverse Benefit Determination; and

          (C) If the Adverse Benefit Determination was based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a Health Care Professional who has appropriate training and experience in the field of medicine involved in the medical judgment (the Health Care Professional engaged for such purpose shall be an individual who is neither an individual who was consulted in connection with the Adverse Benefit Determination that is the subject of the appeal, nor the subordinate of any such individual).

(i) Timing of Notification of Benefit Determination on Review

          (i) Reserved.

          (ii) Reserved.

          (iii) Disability Benefit Claims.  In the case of a Disability Benefit claim, the Administrator shall notify the claimant, in accordance with paragraph (j), of the Plan’s benefit determination on appeal within a reasonable period of time, but not later than 45 days after the receipt of the claimant’s appeal, unless the Plan determines that special circumstances (such as the need to hold a hearing) require an extension of time for the processing of a claim.  If the Administrator determines that an extension of time for processing is required, written Notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period.  In no event shall such extension exceed a period of 45 days from the end of the initial period.  The extension Notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

          (iv) General claims.  In the case of claims other than those subject to paragraph (i)(iii), the Administrator shall notify the claimant, in accordance with paragraph (j), of the Plan’s benefit determination on review within a reasonable period of time, but not later than 30 days after receipt by the Plan of the claimant’s request for review of an Adverse Benefit Determination.

          (v) Furnishing Documents.  In the case of an Adverse Benefit Determination on review, the Administrator shall provide such access to, and copies of, documents, records, and other information described in paragraph (j) as is appropriate.

(j) Manner and Content of Notification of Benefit Determination on Review

          The Administrator shall provide a claimant with written or electronic Notification of a Plan’s benefit determination on review.  Any electronic Notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii), and (iv).  In the case of an Adverse Benefit Determination, the Notification shall set forth, in a manner calculated to be understood by the claimant –

          (i) The specific reason or reasons for the adverse determination;

          (ii) Reference to the specific Plan provisions on which the benefit determination is based;

          (iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information Relevant to the claimant’s claim for benefits;

          (iv) A statement of the claimant’s right to bring an action under ERISA § 502(a).

(k) Definitions

          The following terms shall have the meaning ascribed to such terms in this paragraph (k) whenever such term is used in this claims procedure:

          (i) Administrator.  First Bancorp is the Administrator.

          (ii) Adverse Benefit Determination.  The term “adverse benefit determination” means any of the following: a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a participant’s or beneficiary’s eligibility to participate in a Plan, and including, a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit resulting from the application of any utilization review, as well as a failure to cover an item or service for which benefits are otherwise provided because it is determined to be experimental or investigational or not medically necessary or appropriate.

          (iii) CFR.  “CFR” means Code of Federal Regulations.

          (iv) Reserved.

          (v) Reserved.

          (vi) Disability Benefit.  A benefit is a “disability benefit” if the Plan conditions the availability of the benefit to the claimant upon the showing of a disability.  (However, if the Plan provides a benefit the availability of which is conditioned on a finding of disability, but that finding is made by a party other than the Plan for purposes other than making a benefit determination under the Plan, then the special rules for disability benefit claims shall not be applied to a claim for such benefits.)

          (vii) ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          (viii) Health Care Professional.  The term “health care professional” means a physician or other health care professional licensed, accredited, or certified to perform specified health services consistent with State law.

          (ix) Notice/Notification.  The term “notice” or “notification” means the delivery or furnishing of information to an individual in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to material required to be furnished or made available to an individual.

          (x) Reserved.

          (xi) Reserved.

          (xii) Relevant.  A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information

(A) Was relied upon in making the benefit determination;

          (B) Was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination;

(C) Demonstrates compliance with the administrative processes and safeguards required pursuant to paragraph (b)(vii)(A) in making the benefit determination; or

          (D) Constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.